                                                                     Exhibit 4.2

                         CALYPTE BIOMEDICAL CORPORATION

                              BRIDGE LOAN AGREEMENT


         This Agreement is made effective as of March 2, 2000 (the "EFFECTIVE DATE") between Calypte Biomedical Corporation, a Delaware corporation (the "COMPANY"), and Trilobite Lakes Corp., a Delaware corporation ("LENDER").

         1. LENDER COMMITMENT. Lender hereby commits to loan to the Company, on an unsecured basis, under the terms and conditions hereof, up to a total in principal amount, for all amounts so loaned, of one million dollars ($1,000,000.00), with each such loan to be evidenced by a Convertible Bridge Promissory Note (a "BRIDGE NOTE") of the Company to Lender in the form of EXHIBIT A attached hereto and incorporated herein by reference. The Initial Bridge Note, as defined in Section 2(a) hereof, as well as all Additional Bridge Notes referred to in Section 2(c) hereof, will constitute the Bridge Notes.

         2. INITIAL DRAWDOWN AND INITIAL BRIDGE NOTE; SUBSEQUENT DRAWDOWN REQUESTS; ADDITIONAL BRIDGE NOTES; NO REBORROWING; EQUAL RANKING OF BRIDGE NOTES; EXTENSION OF DUE DATE OF BRIDGE NOTES; INTEREST DURING EXTENSION.

                  (a) INITIAL DRAWDOWN AND INITIAL BRIDGE NOTE. As soon as practicable following the execution of this agreement, Lender will loan to the Company five hundred thousand dollars ($500,000.00) in principal amount, as the initial drawdown by the Company from Lender pursuant to this Agreement, receipt of which funds the Company acknowledges, in exchange for the issuance by the Company to Lender of a Bridge Note (the "INITIAL BRIDGE NOTE") in the form attached hereto as Exhibit A, receipt of which executed Initial Bridge Note is acknowledged by Lender.

                  (b) SUBSEQUENT DRAWDOWN REQUESTS. Amounts loaned to the Company by Lender pursuant to this Agreement, beyond the initial loan by Lender to the Company pursuant to this Agreement evidenced by the Initial Bridge Note, will be made only in response to a written request of the Company to Lender therefor (each such request referred to herein as a "DRAWDOWN REQUEST"). Each Drawdown Request will (i) be given at least five (5) business days (defined as a day when U.S. national banks are open for business) prior to the date upon which such funds are requested, and (ii) be for a minimum of one hundred thousand dollars ($100,000.00) or such lesser amount as is available after subtracting, from the one million dollar ($1,000,000.00) maximum aggregate principal amount limit set forth in Section 1 hereof, the aggregate principal amount of all then-outstanding Bridge Notes.

                  (c) ADDITIONAL BRIDGE NOTES. Each such additional loan will be made under additional Convertible Promissory Notes of the Company (the "ADDITIONAL BRIDGE NOTES") delivered by the Company, at the date of such subsequent borrowing, to the Lender, which will be identical in form to the Initial Bridge Note except as to the date(s) and principal amount(s) thereof, and, as applicable, the interest rate thereof. As will be provided in the Additional Bridge Notes, (i) the Bridge Notes will rank equally among themselves as to all rights, (ii) all Bridge Notes will have the same due date, which will be May 30, 2000, and (iii) the interest rate for such Additional Bridge Notes will be 6.75%. Each such Additional Bridge Note will be deemed subject to this Agreement upon its issuance.

                  (d) MAXIMUM TOTAL PRINCIPAL AMOUNT; NO REBORROWING. The maximum total principal amount under all outstanding Bridge Notes, together, will not exceed one million dollars ($1,000,000.00). No amount repaid by the Company under any of the Bridge Notes may be reborrowed by the Company from the Lender.

                  (e) EQUAL RANKING OF BRIDGE NOTES. Without the express prior written consent of Lender, (i) each of the Bridge Notes will rank equally (PARI PASSU) among themselves as to payment, and (ii) no payment of any amount of principal and/or interest under any Bridge Note will be paid by the Company to Lender unless an amount prorated among the Bridge Notes in proportion to the principal amounts of each Bridge Note is simultaneously paid by the Company to Lender.

         3. BRIDGE LOAN WARRANT; REGISTRATION ON FORM S-3; SEC REPORTING AND RELATED MATTERS.

                  (a) BRIDGE LOAN WARRANT. On the Effective Date, the Company has issued to Lender a Warrant (the "BRIDGE LOAN WARRANT") in the form of EXHIBIT B attached hereto and incorporated herein by reference.

                  (b) REGISTRATION OF BRIDGE LOAN WARRANT SHARES ON FORM S-3; TRANSFER OF BRIDGE LOAN WARRANT SHARES AFTER REGISTRATION; SEC REPORTING AND RELATED MATTERS.

                           (i)      REGISTRATION OF BRIDGE LOAN WARRANT SHARES
ON FORM S-3. The Company will do the following:

                                    (A)      As soon as practicable following
the Effective Date, the Company will include the shares for which the Bridge Loan Warrant is exerciseable (the "BRIDGE LOAN WARRANT Shares") in a registration statement (the "REGISTRATION STATEMENT") which the Company will file with the Securities and Exchange Commission (the "SEC") in connection with a Common Stock Purchase Agreement dated as of the Effective Date (the "COMMON STOCK PURCHASE AGREEMENT"), which agreement provides for the sale of shares of the Company's Common Stock (the "FINANCING SHARES") to certain investors. The Company will use its best efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably possible.

                                    (B)      The Company will prepare and file
with the SEC (1) such amendments and supplements to the Registration Statement and the prospectuses used in connection therewith, (2) such SEC reports and filings required to be filed by the Company, and (3) such other filings required by the SEC, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until the earliest of (a) the second anniversary date of the date of the closing of the Common Stock Purchase Agreement, (b) such date as all of the Financing Shares have been resold or (c) such time as all of the Financing Shares held by the holders thereof under the Common Stock Purchase Agreement can be sold within a given three-month period pursuant to Rule 144 under the Securities Act.

Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement for up to no longer than 30 days, as appropriate (a "SUSPENSION PERIOD"), by giving notice to Lender, if the Company has determined that the Company may be required to disclose any material corporate development. The Company will use its best efforts to minimize the length of any Suspension Period. Notwithstanding the foregoing, the Company may not suspend the effectiveness of the Registration Statements more than twice in any twelve (12) month period. Lender agrees that, upon receipt of any notice from the Company of a Suspension Period, Lender will not sell any of the Bridge Loan Warrant Shares pursuant to the Registration Statement until (1) Lender is advised in writing by the Company that the use of the applicable prospectus may be resumed, (2) Lender has received copies of any additional or supplemental or amended prospectus, if applicable, and (3) Lender has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

                                    (C)      In order to facilitate the public
sale or other disposition by Lender of all or any of the Bridge Loan Warrant Shares, the Company will furnish to Lender, with respect to the Bridge Loan Warrant Shares which have been registered under the Registration Statements, such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as Lender reasonably requests in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                                    (D)      The Company will file any documents
required of the Company for normal blue sky clearance in states specified in writing by Lender; provided, however, that the Company will not be required to qualify to do business in any jurisdiction in which it is not now so qualified.

                                    (E)      Other than fees and expenses, if
any, of counsel or other advisers to Lender, which fees and expenses will be borne by Lender, the Company will bear all expenses, (exclusive of any brokerage fees, underwriting discounts and commissions) in connection with the procedures in this Section 3(c).

                                    (F)      With a view to making available to
Lender the benefits of Rule 144 promulgated under the Securities Act ("RULE 144") and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell the Bridge Loan Warrant Shares to the public without registration or pursuant to registration, the Company covenants and agrees to:
(1) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (a) the second anniversary of the Closing Date or (b) such date as all of the Bridge Loan Warrant Shares have been resold; (2) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"); and (3) furnish to any Purchaser upon request, as long as the Purchaser owns any Bridge Loan Warrant Shares, (a) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Bridge Loan Warrant Shares without registration under the Securities Act.

                           (ii)     TRANSFER OF BRIDGE LOAN WARRANT SHARES AFTER
REGISTRATION. Lender agrees that Lender will not effect any disposition of the Bridge Loan

Warrant Shares that would constitute a sale within the meaning of the Securities Act, except:

                                    (A)      pursuant to the applicable
Registration Statement, in which case Lender will submit the certificates evidencing the Bridge Loan Warrant Shares to the Company's transfer agent, accompanied by a separate certificate (1) in customary form as will be required for such transfer of any of the Financing Shares under the Common Stock Purchase Agreement, (2) executed by Lender or by an officer of, or other authorized person designated by, Lender, and (3) to the effect that (a) the Bridge Loan Warrant Shares have been sold in accordance with the applicable Registration Statement and (b) the requirement of delivering a current prospectus has been satisfied; or

                                    (B)      in a transaction exempt from
registration under the Securities Act, in which case Lender will, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

                           (iii)    SEC REPORTING AND RELATED MATTERS. The
Company will, at all times prior the declaration of effectiveness of the Form S-3 covering the public resale of the Bridge Loan Warrant Shares:

                                    (A)      use its best efforts to make and
keep public information available, as those terms are understood and defined in Rule 144, as promulgated under the Securities Act;

                                    (B)      use its best efforts to file with
the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                                    (C)      furnish to Lender, so long as
Lender owns any Bridge Loan Warrant Shares, forthwith upon request (1) a written statement by the Company as to the Company's compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (during such time after the Company is subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested in availing Lender of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form; and

                                    (D)      at all times during which the
Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide in written form, upon the written request of Lender, or a prospective purchaser or securities of the Company from Lender, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the SEC under the Securities Act ("144A INFORMATION"); the Company further agrees, upon written request, to cooperate with and assist Lender or any member of the National Association of Securities Dealers, Inc. system for Private Offerings Resales and Trading through Automated Linkages ("PORTAL") in applying to designate and thereafter maintaining the eligibility of the Company's securities for trading through

PORTAL. The Company's obligations under this Section 3(c)(iii) will at all times be contingent upon Lender's obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the 144A Information from disclosure to anyone other than employees of the prospective purchaser who require access to the 144A Information for the sole purpose of evaluating its purchase of the Company's securities.

         4. USE OF PROCEEDS. All proceeds to the Company from the Bridge Notes will be used by the Company only for operating capital, including regular payments by the Company of debt of the Company to institutional or other financial lenders to the Company incurred (a) prior to the Effective Date or (b) after the Effective Date, in each case in the ordinary course of the Company's business.

         5.       MISCELLANEOUS.

                  (a) COUNTING OF TIME. Whenever days are to be counted under this Agreement, the first day will not be counted and the last day will be counted.

                  (b) NOTICES. All notices, requests, consents and other communications hereunder to any party will be deemed to be sufficient if contained in a written instrument delivered in person, including delivery by recognized express courier, fees prepaid, or sent by facsimile transmission or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, in each case addressed as set forth below such party's signature below, or to such other address as may hereinafter be designated in writing by the recipient to the sender pursuant to this Section 4(b). All such notices, requests, consents and other communications will be deemed to have been received in the case of personal delivery, including delivery by express courier, on the date of such delivery; in the case of facsimile transmission, on the date of transmission; and in the case of mailing, on the third day after deposit in the U.S. mail, proper postage prepaid.

                  (c) TERMINATION. When the Company has repaid to Lender all amounts owed to Lender under all Bridge Notes, whether by payment in cash, or conversion to equity securities of the Company, or any combination thereof, this Agreement will terminate automatically without the need for any other or further signature of any party or any other action.

                  (d) AMENDMENTS AND WAIVERS. Neither this Agreement or any term hereof may be amended, modified or waived, except by written instrument signed by the Company and by Lender. No course of dealing between the parties will operate as a waiver of either party's rights under this Agreement. A waiver on any one occasion will not be construed as a bar to or waiver of any right or remedy on any future occasion. The Company acknowledges that the giving by Lender of any notice or information to the Company, or the securing of any consent by the Company, not required by the express terms hereof to be given or secured, will not by implication constitute an amendment to or waiver or modification of any provision hereof, or impose upon Lender any duty to give any such notice or information or to secure any such consent on any future occasion.

                  (e) ATTORNEYS' FEES. If either party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party by reason of the breach or claimed breach of any term or provision of this Agreement by such other party, then the prevailing party in such action will be entitled to recover its reasonable attorney's fees and court costs incurred therein from the other party to such action.

                  (f) SUCCESSORS AND ASSIGNS. The provisions of this Agreement will inure to the benefit of, and be binding on, each party's respective successors and assigns. This Agreement is not assignable in whole or in part by either party hereto without the prior written consent of both parties, which will not be unreasonably withheld or delayed.

                  (g) SEVERABILITY; ENTIRE AGREEMENT. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and will not alter or otherwise affect the meaning of this Agreement. This Agreement and the Bridge Notes, and the Exhibits hereto and thereto, together constitute the entire agreement of the parties regarding the specific subject matter hereof and supersede any and all prior understandings or agreements between the parties with respect to such specific subject matter.

                  (h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflict of laws or choice of law.

                           (i)      EXECUTION IN COUNTERPARTS. This Agreement
may be executed in counterparts, which together will constitute one instrument.

CALYPTE BIOMEDICAL CORPORATION                TRILOBITE LAKES CORP.

By:                                           By:
   ----------------------------------            -------------------------------
Name:                                         Name:
     --------------------------------              -----------------------------
Title:                                        Title:
      -------------------------------               ----------------------------
Date signed:  March __, 2000                  Date signed:  March __, 2000
Address:  Attention: President                Address:  Attention:
          1265 Harbor Bay Parkway                                 --------------
          Alameda, CA 94502
                                              ----------------------------------

                                              ----------------------------------
Fax:      (510) 814-8403                      Fax:        (___)-___-____

                                    EXHIBIT A

                               FORM OF BRIDGE NOTE

                                    EXHIBIT B

                           FORM OF BRIDGE LOAN WARRANT